Exhibit 16.1

Deloitte &Touche LLP Suite 4500 1111 Bagby Street Houston, TX 77002-2591 USA Tel: +1 713-982-2000 Fax: +1 713-982-2001 www.deloitte.com

June 30, 2026

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Battalion Oil Corporation’s Form 8-K dated June 30, 2026, and have the following comments:

1.We agree with the statements made in Item 4.01 (a).
2.We have no basis on which to agree or disagree with the statements made in Item 4.01 (b).

Yours truly,

/s/ DELOITTE & TOUCHE LLP

Houston, Texas